EXHIBIT 4.8

SUPPLEMENTAL INDENTURE

                        THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Senior Subordinated Indenture”), dated as of  July 13, 2006, among  VHS Acquisition Subsidiary Number 10, Inc., a Delaware corporation ( “Sub 10”), VHS Chicago Market Procurement, LLC, a Delaware limited liability company (“VHS-C”), Lakefront Medical Associates, LLC, a Delaware limited liability company (“Lakefront”; Sub 10, VHS-C and Lakefront, collectively, referred to herein as the “New Guarantors”), each of the New Guarantors being a subsidiary of Vanguard Health Holding Company II, LLC, a Delaware limited liability company (“VHS Holdco II”), Vanguard Holding Company II, Inc., a Delaware corporation and a wholly owned subsidiary of VHS Holdco II (together with VHS Holdco II, the “Issuers”), Vanguard Health Holding Company I, LLC, Vanguard Health Systems, Inc. and U.S. Bank National Association, as trustee under the Senior Subordinated Indenture referred to below (the “Trustee”).

WITNESSETH

                        WHEREAS, the Issuers and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Senior Subordinated Indenture”), dated as of September 23, 2004 providing for the issuance of 9% Senior Subordinated Notes due 2014 (the “Senior Subordinated Notes”);

                        WHEREAS, Section 4.16 of the Senior Subordinated Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Issuers’ Obligations under the Senior Subordinated Notes and the Senior Subordinated Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

                        WHEREAS, pursuant to Section 9.01 of the Senior Subordinated Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Senior Subordinated Indenture.

                        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Subordinated Notes as follows:

                        1.         DEFINED TERMS.  Defined terms used herein without definition shall have the meanings assigned to them in the Senior Subordinated Indenture.

                        2.         AGREEMENT TO GUARANTEE.  The New Guarantors hereby agree, jointly and severally with all existing Guarantors (if any), to provide an unconditional Guarantee on the terms and subject to the conditions set forth in Article 12

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of the Senior Subordinated Indenture and to be bound by all other applicable provisions of the Senior Subordinated Indenture and the Senior Subordinated Notes and to perform all of the obligations and agreements of a Guarantor under the Senior Subordinated Indenture.  The Guarantee of the New Guarantors shall be subordinated to Senior Debt as provided in the Senior Subordinated Note Indenture

                        3.         NO RECOURSE AGAINST OTHERS.  No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Issuers, any parent entity of the Issuers or any Subsidiary, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Senior Subordinated Notes, this Senior Subordinated Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Senior Subordinated Notes by accepting a Senior Subordinated Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

                        4.         NOTICES.  All notices or other communications to the New Guarantors shall be given as provided in Section 14.02 of the Senior Subordinated Indenture.

                        5.         RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE.  Except as expressly amended hereby, the Senior Subordinated Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Senior Subordinated Indenture shall form a part of the Senior Subordinated Indenture for all purposes, and every holder of Senior Subordinated Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

                        6.         GOVERNING LAW.  THIS INDENTURE, THE NOTES AND THE SENIOR SUBORDINATED NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                        7.         COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Senior Subordinated Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

                        8.         EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

                        9.         TRUSTEE MAKES NO REPRESENTATION.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

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                        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: July 13, 2006

                                                                        VHS ACQUISITION SUBSIDIARY
                                                                        NUMBER 10, INC.

                                                                        By:  /s/ James H. Spalding
                                                                         Name: James H. Spalding
                                                                        Title: Senior Vice President

                                                                        VHS CHICAGO MARKET
                                                                        PROCUREMENT, LLC
                                                                        By: VHS of Illinois, Inc., its Member

                                                                        By:  /s/ James H. Spalding
                                                                         Name: James H. Spalding
                                                                        Title: Senior Vice President

                                                                        LAKEWOOD MEDICAL
                                                                        ASSOCIATES, LLC

                                                                        By: VHS Acquisition Subsidiary Number
                                                                        3, Inc., its Member

                                                                        By:  /s/ James H. Spalding
                                                                         Name: James H. Spalding
                                                                        Title: Senior Vice President

                                                                        VANGUARD HEALTH HOLDING
                                                                        COMPANY II, LLC

                                                                        By:  /s/ James H. Spalding
                                                                         Name: James H. Spalding
                                                                        Title: Senior Vice President

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                                                                        VANGUARD HOLDING COMPANY II,
                                                                        INC.

                                                                        By:  /s/ James H. Spalding
                                                                         Name: James H. Spalding
                                                                        Title: Senior Vice President

                                                                        VANGUARD HEALTH HOLDING
                                                                        COMPANY I, LLC

                                                                        By:  /s/ James H. Spalding
                                                                         Name: James H. Spalding
                                                                        Title: Senior Vice President

                                                                        VANGUARD HEALTH SYSTEMS, INC.

                                                                        By:  /s/ James H. Spalding
                                                                         Name: James H. Spalding
                                                                        Title: Senior Vice President

                                                                        U.S. BANK NATIONAL ASSOCIATION
                                                                        as Trustee

                                                                        By:  /s/ Richard Prokosch
                                                                         Name: Richard Prokosch
                                                                        Title: Vice President

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